Exhibit 99.1

Ocean Power Technologies Highlights Supply Chain Resilience

Amid Global Uncertainty

Majority Domestic Supply Chain Enables Operational

Continuity and Competitive Advantage

MONROE TOWNSHIP, N.J., April 7, 2025 (GLOBE NEWSWIRE) – Ocean Power Technologies, Inc. (“OPT” or the “Company”) (NYSE American: OPTT), a leader in innovative and sustainable ocean energy solutions, today announced that it remains fully operational and strategically positioned to navigate ongoing global supply chain challenges, thanks to its majority domestic supply chain and resilient workforce.

In light of recent global developments impacting international logistics and raw material availability, OPT confirms that its current inventory levels and procurement practices remain unaffected. The Company does not anticipate any material impact on inventory costs and continues to fulfill customer commitments on schedule.

“Our strong domestic supply chain is a key differentiator for OPT, particularly in times of global economic uncertainty,” said Philipp Stratmann, President and CEO of OPT. “We are proud to maintain a fully U.S.-based workforce, consisting of over 20% veterans, while continuing to collaborate effectively with our international partners. This structure enables us to remain agile, responsive, and competitive across both the defense and commercial energy sectors.”

Demand for dual-use technologies that serve both defense and renewable energy applications is increasing in both domestic and international markets. OPT’s supply chain strategy and operational footprint are designed to meet this demand while maintaining high standards of quality, security, and delivery performance.

Stratmann added, “Our commitment to U.S. manufacturing and engineering excellence is central to our ability to support mission-critical applications for customers around the world.”

For additional information about OPT, please visit our website Ocean Power Technologies.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey, with an additional office in Richmond, California. To learn more about OPT’s groundbreaking products, services and solutions, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including OPT’s continuing ability to successfully navigate the new macroeconomic environment of competing reciprocal worldwide tariffs and related product pricing and supply chain impacts, the delivery of customer services, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com